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EXHIBIT 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Maui Land & Pineapple Company, Inc. of our report dated March 31, 2008 relating to the financial statements of W2005 Kapalua/Gengate Hotel Holdings, LLC, which appears in Maui Land & Pineapple Company, Inc.'s Current Report on Form 8-K filed on December 28, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
December 28, 2009

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  EXHIBIT 23.4
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS